UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of the Company was held on June 30, 2016. The following proposals were voted on with the results indicated below:

1.	Election of a Board of Directors of six members to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed.

	Votes For	Votes Against	Shares Abstaining

Maurice J. Gallagher, Jr.	15,345,051	140,683	13,729

Montie Brewer	15,288,722	196,968	13,773

Gary Ellmer	15,402,138	83,554	13,771

Linda A. Marvin	15,399,786	85,921	13,756

Charles Pollard	15,255,637	230,054	13,772

John Redmond	14,016,687	1,468,953	13,823

There were 445,392 broker non-votes with respect to the election of Directors.

2.	To approve the Allegiant Travel Company 2016 Long-Term Incentive Plan:

Votes For:	14,162,606
Votes Against:	1,328,131
Votes Abstaining:	8,726
Broker Non-votes:	445,392

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For:	15,918,430
Votes Against:	8,115
Votes Abstaining:	18,310
Broker Non-votes:	None

4.	Stockholder proposal to prohibit accelerated vesting on executive equity awards on a change in control (proposal rejected):

Votes For:	6,242,497
Votes Against:	9,242,871
Votes Abstaining:	14,095
Broker Non-votes:	445,392

Section 7    Regulation FD

Item 7.01    Regulation FD.

The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the following information providing an overview of the tentative agreement reached with the International Brotherhood of Teamsters for a collective bargaining agreement with our pilots. The agreement remains subject to ratification by our pilots.

Tentative Agreement Overview

•	Estimated increase in compensation and work rules in year one will equate to approximately $44.5 million (driven mainly by a 30% average increase in hourly pay rate)

•	Five-year duration. Increase in total cost over five years is estimated to be $290 million

The cost estimates reflected above are based on numerous assumptions. Actual results will vary from the assumptions used and such variances may be material.

The information in Section 7 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in the management presentation that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements may include, among others, guidance regarding future operating costs and other statements or comments about our future performance.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "estimate," “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, labor issues and costs.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016                                ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer